UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2015

ROSEWIND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on June 1, 2015. At the meeting, stockholders approved the following matters:

•	to change the state of incorporation of the Company from the State of Colorado to the State of Delaware. The vote for such approval was 141,605,550 shares for, 118,700 shares against, zero shares abstaining and zero broker non-votes.

•	to effect a reverse stock split of the Company’s common stock, at a ratio of one new share, at $0.0001 par value per share, for every 12.174 shares currently outstanding, at no par value per share. The vote for such approval was 141,602,550 shares for, 121,700 shares against, zero shares abstaining and zero broker non-votes.

•	to change the name of the Company to “Aytu BioSciences, Inc.” The vote for such approval was 141,714,250 shares for, 10,000 shares against, zero shares abstaining and zero broker non-votes.

•	to approve the 2015 Stock Option and Incentive Plan. The vote for such approval was 141,602,550 shares for, 121,700 shares against, zero shares abstaining and zero broker non-votes.

The Delaware reincorporation, reverse stock split and name change are expected to occur as soon as June 8, following necessary state and FINRA filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	ROSEWIND CORPORATION

/s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer